UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2012

ALTERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16617	77-0016691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Innovation Drive, San Jose, California		95134
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 544-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Bylaws of Altera Corporation

On November 21, 2012, the board of directors of Altera Corporation (the “Company”) approved certain amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”). These amendments change or clarify, among other things, the required vote for certain actions, the process by which stockholder lists are made available, the process by which stockholders may propose matters to be brought before a stockholder meeting, the content and manner of notice for stockholder meetings and the conduct of such meetings, the process for fixing a record date for an adjourned stockholder meeting, the authority of the committees of the board of directors, the term of directors and officers, and the wording of certain indemnification provisions. The amendments also make a number of other clarifying and conforming changes to various provisions of the Bylaws.

The foregoing description is qualified in its entirety by reference to the full text of the Company’s Bylaws, a copy of which is filed as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.2	Amended and Restated Bylaws of Altera Corporation, as currently in effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERA CORPORATION

/s/ Katherine E. Schuelke
Katherine E. Schuelke Senior Vice President, General Counsel, and Secretary

Dated: November 26, 2012

EXHIBIT INDEX

Exhibit Number	Description
3.2	Amended and Restated Bylaws of Altera Corporation, as currently in effect.